                                                                    EXHIBIT 99.1

(TLC VISION LOGO)


NEWS RELEASE                            CONTACT:

FOR IMMEDIATE RELEASE                   STEPHEN KILMER
                                        VP, INVESTOR RELATIONS
                                        (905) 238-3904
                                        EMAIL: INVESTOR.RELATIONS@TLCVISION.COM

     TLCVISION REPORTS FINANCIAL RESULTS FOR THE THREE & TWELVE MONTHS ENDED
                               DECEMBER 31, 2003


Toronto, ON, March 4, 2003: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America's premier eye care services company, today announced its financial results for the three and twelve month periods ended December 31, 2003. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP) unless otherwise stated.

THREE MONTHS ENDED DECEMBER 31, 2003

Q4-03 total net revenues were $48.5 million, up 19% from $40.8 million in Q4-02 and up 6% from $46.0 million in the previous quarter.

Revenues from other healthcare services continued to demonstrate steady growth and represented 29% of total revenues in Q4-03 compared to 26% in the same three month period a year ago and 27% last quarter.

Q4-03 paid laser procedure volumes were over 38,600 compared to 37,700 in the same period a year ago and 39,300 in the previous quarter. This result was due to 5% year-over-year and 1% quarter-over-quarter growth in the owned and managed centers offset by a 1% year-over-year and a 6% quarter-over-quarter volume decline in the access business, which has a lower variable margin. The procedure volume mix in Q4-03 was 59% owned and managed centers versus 41% access.

CustomLASIK procedures represented approximately 43% of Q4-03 owned and managed center volumes. Higher pricing and gross margins associated with CustomLASIK procedures, combined with a more favorable volume mix led to significantly improved operating performance.

On a GAAP basis, TLCVision reported a net loss of ($2.9 million) or ($0.04) per share in the fourth quarter of 2003 which included $623,000 in research and development expense related to the Company's ongoing investment in Vascular Sciences Corporation and $320,000 in restructuring and other costs. TLCVision reported a net loss of ($39.7 million) or ($0.63) per share for the same period a year ago and ($4.1 million) or ($0.06) per share in Q3-04.




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Q4-03 adjusted EBITDA was $3.9 million. This compares to an adjusted EBITDA loss of ($6.4 million) in the same quarter a year ago and $3.3 million in adjusted EBITDA that the Company reported last quarter.

[Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding certain non-recurring items and research and development costs and is used to assist in understanding and comparing operating results. EBITDA and Adjusted EBITDA, which are not calculated identically by all companies, are not substitutes for operating income, net income and cash flow as determined in accordance with generally accepted accounting principles. Management uses EBITDA and Adjusted EBITDA as key measures of operating performance. Reference should be made to the "Adjusted EBITDA" table that provides reconciliation between operating results as prescribed by U.S.
GAAP and "Adjusted EBITDA".]

TWELVE MONTHS ENDED DECEMBER 31, 2003

Total fiscal year 2003 net revenues were $195.7 million, up 19% from $164.6 million in the same twelve-month period in 2002. Revenues from other healthcare services generated 25% of total net revenues compared to 20% in the 2002 twelve-month period.

2003 adjusted EBITDA was $17.8 million compared to $680,000 reported last year.

The 2003 net loss was ($9.4 million) or ($0.15) per share. For the same twelve-month period in 2002 the Company recorded a net loss of ($144.7 million) or ($2.68 per share).

The Company ended the twelve-month period in a strong financial position with cash and short-term investments totaling $30.3 million.

Q1-04 FINANCIAL OUTLOOK

Refractive surgery is traditionally a seasonal business, with the first quarter being the strongest of the year. In a highly leveraged fixed-cost business model like TLCV's, profitability levels are also particularly sensitive to total procedure volumes, average variable contribution margin per procedure and procedure mix. Greater than expected improvements in all three of those profit drivers have been realized thus far in the first quarter of 2004.

For Q1-04, based on preliminary financial analysis, the Company expects to report adjusted EBITDA in an approximate range of $12 million - $14 million and net income in an approximate range of $6.5 million - $8.5 million. Actual Q1-04 results could vary and will be announced in early May.

RHEO UPDATE

The patented Rheopheresis(R) blood filtration process ("RHEO") is performed using the Rheofilter(R) MDF System which is designed to deplete certain high molecular weight plasma proteins and lipoproteins from the blood which are believed to contribute to the development, or promote the progression, of dry AMD. Dry AMD is the leading cause of vision loss in people over the age of 50 in the western world. The majority of dry AMD patients will gradually lose their central vision, potentially to a point of legal blindness.


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While success in treating AMD is often only measured by the ability to slow down or halt the disease's progression, in many instances RHEO has actually improved patients' vision. RHEO is currently the subject of a pivotal (phase III) study in the U.S. known as the MIRA-1 Protocol.

Given the increased attention that its RHEO business has recently received, TLCVision has commenced a process to explore structural alternatives to maximize the value of the business for TLCVision and its shareholders.

ABOUT TLC VISION

TLC Vision Corporation is North America's premier eye care services company. Through its subsidiaries, the Company focuses on three large eye care markets - refractive surgery (surface of the eye), cataract surgery (anterior of the eye) and dry AMD therapy (posterior of the eye). TLCVision enjoys a number of valuable assets including an affiliated network of thousands of eye doctors, access to some of the newest clinical technologies, proven patient education and marketing programs, state-of-the art information systems, a strong operations management culture and a number of well established corporate brands. The Company's common shares trade on the NASDAQ National Market under the symbol 'TLCV' and on the Toronto Stock Exchange under the symbol 'TLC'. Visit TLCVision's web site at www.tlcv.com.

FORWARD LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plans" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision's anticipated future results. See the Company's reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.





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TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF
OPERATIONS (UNAUDITED)
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                        THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                            DECEMBER 31,                DECEMBER 31,
                                                      -----------------------     -----------------------
                                                         2003          2002          2003          2002
                                                      ---------     ---------     ---------     ---------
Revenues
  Refractive
       Owned .....................................    $  15,014     $  11,861     $  55,663     $  52,540
       Managed ...................................       12,946        10,285        54,389        52,980
       Access ....................................        6,703         8,022        36,140        25,371
  Other healthcare services ......................       13,881        10,586        49,488        33,714
                                                      ---------     ---------     ---------     ---------
Total revenues ...................................       48,544        40,754       195,680       164,605
                                                      ---------     ---------     ---------     ---------
Cost of revenues
  Refractive
       Owned .....................................       12,388        11,317        45,516        42,744
       Managed ...................................       10,239         9,383        40,529        39,861
       Access ....................................        5,223         6,237        25,424        18,103
       Reduction in fair value of capital
        assets ...................................           --            --            --         1,487
  Other healthcare services ......................        8,654         8,018        31,836        22,968
                                                      ---------     ---------     ---------     ---------
Total cost of revenues ...........................       36,504        34,955       143,305       125,163
                                                      ---------     ---------     ---------     ---------
  Gross margin ...................................       12,040         5,799        52,375        39,442
                                                      ---------     ---------     ---------     ---------

General and administrative .......................        7,333        11,619        31,688        38,158
Marketing ........................................        3,819         3,670        14,094        14,402
Amortization of intangibles ......................        1,670         2,008         6,685         8,351
Research and development .........................          623            --         1,598         4,000
Impairment of goodwill and other intangible ......
  assets .........................................           --        22,138            --       103,858
Adjustment to the fair value of investments
  and long-term receivables ......................           11         2,095          (206)        7,098
Restructuring and other charges ..................          320         3,163         2,040        11,218
                                                      ---------     ---------     ---------     ---------
                                                         13,776        44,693        55,899       187,085
                                                      ---------     ---------     ---------     ---------

Operating loss ...................................       (1,736)      (38,894)       (3,524)     (147,643)
Other income and (expense):
  Other income, net ..............................           29           369           669         6,996
  Interest expense, net ..........................         (278)          150        (1,364)         (752)
  Minority interests .............................       (1,060)         (888)       (4,672)       (1,710)
                                                      ---------     ---------     ---------     ---------

Loss before income taxes .........................       (3,045)      (39,263)       (8,891)     (143,109)
Income tax expense ...............................          119          (464)         (508)       (1,622)
                                                      ---------     ---------     ---------     ---------

Net loss .........................................    $  (2,926)    $ (39,727)    $  (9,399)    $(144,731)
                                                      =========     =========     =========     =========


Net loss per share - basic and diluted ...........    $   (0.04)    $   (0.63)    $   (0.15)    $   (2.68)
                                                      =========     =========     =========     =========
Weighted average number of common shares
  outstanding - basic and diluted ................       66,046        63,334        64,413        54,077


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TLC VISION CORPORATION
RECONCILIATION OF OPERATING RESULTS TO ADJUSTED EBITDA
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)


                                                               3 MONTHS ENDED               12 MONTHS ENDED
                                                                DECEMBER 31,                   DECEMBER 31,
                                                        ---------------------------     ---------------------------
                                                           2003            2002            2003            2002
                                                        -----------     -----------     -----------     -----------
Loss for the period                                     $    (2,926)    $   (39,727)    $    (9,399)    $  (144,731)
Interest                                                        278            (150)          1,364             752
Taxes                                                          (119)            464             508           1,622
Depreciation and amortization                                 5,786           6,034          22,593          22,375
                                                        -----------     -----------     -----------     -----------
EBITDA                                                        3,019         (33,379)         15,066        (119,982)
Research and development (1)                                    623              --           1,598           4,000
Restructuring and other charges                                 320           3,163           2,040          11,218
Reduction in the fair value of capital assets                    --              --              --           1,487
Adjustment to the fair value of                                                                (206)
investments and long-term receivables allowance, net             11           2,095           7,098
Impairment of goodwill and intangibles                           --          22,138              --         103,858
Other income, net                                               (29)           (369)           (669)         (6,996)
                                                        -----------     -----------     -----------     -----------

Adjusted EBITDA                                         $     3,944     $    (6,352)    $    17,829     $       683
                                                        ===========     ===========     ===========     ===========



(1) Research and development expense relates to TLCVision's agreement to advance up to $6 million in convertible and non-convertible debt to Vascular Sciences Corporation from time to time in addition to the $3 million of Vascular Sciences equity acquired and expensed in 2002. Vascular Science's technology is in the development stage and, accordingly, the Company accounts for its investment as a research and development arrangement whereby costs are expensed as amounts are provided to Vascular Sciences.






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TLC VISION CORPORATION
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                          (UNAUDITED)
                                                          DECEMBER 31,     December 31,
                                                             2003              2002
                                                          ------------     ------------
ASSETS
Current assets
  Cash and cash equivalents ..........................    $     29,580     $     36,081
  Short-term investments .............................             748            1,557
  Accounts receivable ................................          15,617           14,155
  Prepaids and other current assets ..................          11,646            9,820
                                                          ------------     ------------
   Total current assets ..............................          57,591           61,613
Restricted cash - non-current ........................           1,376            3,975
Investments and other assets .........................           3,102            2,442
Intangibles, net .....................................          22,994           29,326
Goodwill, net ........................................          48,794           40,697
Fixed assets .........................................          56,891           58,003
                                                          ------------     ------------
Total assets .........................................    $    190,748     $    196,056
                                                          ============     ============

LIABILITIES
Current liabilities
  Accounts payable ...................................    $     10,627     $     13,857
  Accrued liabilities ................................          25,811           28,911
  Current portion of long-term debt ..................          10,285            6,322
                                                          ------------     ------------
    Total current liabilities ........................          46,723           49,090
Other long-term liabilities ..........................           2,607            9,630
Long term-debt, less current maturities ..............          19,242           15,760
Minority interests ...................................          10,907            9,748

SHAREHOLDERS' EQUITY
Capital stock ........................................         397,878          388,769
Treasury stock .......................................              --           (2,623)
Option and warrant equity ............................           8,143           11,035
Accumulated deficit ..................................        (294,752)        (285,353)
                                                          ------------     ------------
Total shareholders' equity ...........................         111,269          111,828
                                                          ------------     ------------
Total liabilities and shareholders' equity ...........    $    190,748     $    196,056
                                                          ============     ============